UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 14, 2004


                            PREMIER EXHIBITIONS, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


             Florida                000-24452                  59-2753162
             -------                ---------                  ----------
(State or other jurisdiction      (Commission                (IRS Employer
       of incorporation)           File Number)             Identification No.)


      3340 Peachtree Road, N.E., Suite 2250, Atlanta, Georgia         30326
    ----------------------------------------------------------       -------
             (Address of principal executive offices)               (Zip Code)


                                 (404) 842-2600
                                 ---------------
               Registrant's telephone number, including area code


                                RMS TITANIC, INC.
                                -----------------
                   (Former name or former address, if changed
                              since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR .240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13-34(c) under the Exchange Act (17 CFT 240-13e-4(c)


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Item  8.01        Other Events.

         Effective at the close of business on October 14, 2004, RMS Titanic, Inc., a Florida corporation ("RMS Titanic") reorganized into a holding company structure (the "Reorganization") whereby Premier Exhibitions, Inc., a Florida corporation became the holding company of RMS Titanic. The Reorganization is intended to generally provide for greater administrative and operational flexibilities and to broaden the alternatives available for future financings.

         The Reorganization was effected through the formation of Premier Exhibitions, Inc. as a wholly owned subsidiary of RMS Titanic, and the formation of RMST MergerSub, Inc., a Florida corporation ("MergerSub") as a wholly owned subsidiary of Premier Exhibitions, Inc. The Agreement and Plan of Merger dated October 13, 2004 between RMS Titanic, Premier Exhibitions, Inc., and MergerSub (the "Merger Agreement") provided for the merger of MergerSub with and into RMS Titanic, with RMS Titanic as the surviving corporation (the "Merger"). As a result of the Merger, RMS Titanic became a wholly owned subsidiary of Premier Exhibitions, Inc., and each outstanding share of common stock, $.0001 par value, of RMS Titanic issued and outstanding immediately prior to the Merger ("RMS Titanic Common Stock") was converted into one share of Premier common stock, $.0001 par value ("Premier Common Stock"). The Premier Common Stock is deemed to have been registered under Section 12(b) of the Securities Exchange Act of 1934 because the Reorganization constitutes a "succession" and Premier constitutes a "successor issuer" of RMS Titanic for securities law purposes. The Reorganization was tax free for the shareholders of RMS Titanic for federal income tax purposes.

         Also pursuant to the Merger Agreement, and an Assumption Agreement between RMS Titanic and Premier Exhibitions, Inc., each outstanding option to purchase shares of RMS Titanic Common Stock has been converted into an option to purchase, on the same terms and conditions, an identical number of shares of Premier Common Stock.

         The Merger Agreement was duly approved by the written consent of the Board of Directors of RMS Titanic on October 13, 2004, and by written consents of the Boards of Directors and sole shareholders of each of Premier Exhibitions, Inc. and MergerSub. The Reorganization was effected in accordance with the provisions of Section 607.11045 of the Florida Statutes, and accordingly, approval of the shareholders of RMS Titanic was not required, whose rights, privileges and interests will remain the same with respect to Premier Exhibitions, Inc. The articles of incorporation, by-laws, officers, and directors of Premier Exhibitions, Inc., immediately following the consummation of the Reorganization are the same as those of RMS Titanic immediately prior to the Reorganization.

         Outstanding stock certificates of RMS Titanic Common Stock will be exchanged for new certificates of Premier Common Stock. Shareholders of RMS Titanic will receive instructions from the transfer agent for Premier Exhibitions, Inc. regarding the procedures for the exchange of their stock certificates.

         The stock of Premier Exhibitions, Inc. will be quoted on the OTC Bulletin Board beginning Monday, October 18, 2004 under the new symbol "PXHB". RMS Titanic stock will cease quotation as of the close of business on Friday, October 15, 2004.

 Item 9.01 Financial Statements and Exhibits.

         The Exhibits to this Report are listed in the Index to Exhibits set forth elsewhere herein.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   October 15, 2004

                            PREMIER EXHIBITIONS, INC.




                            By:      /s/ Gerald Couture
                                     ----------------------------------
                                         Gerald Couture
                                         Vice President and
                                         Chief Financial Officer



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                                INDEX TO EXHIBITS


Exhibit No.                Description
-----------                -----------

     2.3                   Agreement and Plan of Merger dated October 13, 2004 by and among RMS Titanic,  Inc., Premier Exhibitions,
                           Inc., and MergerSub, Inc.

     3.1                   Articles of Incorporation of Registrant, as now in effect.

     3.2                   Bylaws of Registrant, as now in effect.

     4.1                   Form of Common Stock Certificate of Registrant.*

     8                     Opinion of Williams Schifino Mangione & Steady, P.A., as to certain tax matters.*

     10.1                  2000 Stock Option Plan of Registrant, as now in effect.

     10.2                  2004 Stock Option Plan of Premier, as now in effect.

     99.1                  Assumption Agreement dated October 13, 2004 between Premier Exhibitions, Inc. and RMS Titanic, Inc.

     99.2                  Form of Letter to Shareholders of RMS Titanic, Inc., describing Reorganization.

     99.3                  Press Release dated October 15, 2004.

*To be filed by amendment.


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